Exhibit 10.7

Product Research and Development Agreement

Party A: Shaanxi Aoxing Pharmaceutical Co. Ltd.

Party B: Life Science Academy of Northwest University

Party A and Party B reached the following R&D agreement regarding National Type I new medicine Danshensu Borneol Ester through friendly negotiation:

1.   Project Name: R&D of National Type I new medicine Danshensu Borneol Ester (DBZ)

2.   Project research progress:

(1)   Party B has finished the research of DBZ’s activity, technical, quality standard and stability.

(2)   Party B designed and composed DBZ, DBZ structure, compose technical which have the proprietary intellectual property rights with National Patent Protection (Patent No.ZL200610042787.3). It has submitted the International Patent application PCT (PCT/CN2007/0011550)

(3)   DBZ can be developed as 1st type chemical new medicine treatment for Ischemic cerebrovascular disease which has the proprietary intellectual property rights.

3.   Intent of cooperation

(1)   According to the market research of China Ischemic cerebrovascular disease by Party A, DBZ products have broad market prospect.

(2)   Since Party B lack of research funding, Party B are willing to transfer DBZ patent products 60% equity. The proceed will use for the expenses of following: products pre-research expense compensation, mid-experiment research, Pharmacological and toxicological study, Clinical study of 1,2,3,4 period, application for new medicine.

(3)   Both parties agree to cooperate, R&D, produce DBZ together. After the product is approved production, Party B agree that Party A as the sole producer and seller. The profit after tax will split according to 6:4 (Party A 60%, Party B 40%).

(4)   After Party B transfer the production right to Party A, Party A has the sole license number in China. Party A cannot transfer this patent product to any third party.

(5)   Both Parties can jointly apply for National research funding. 60% of the funding will be the investment of Party A.

4.   Project transfer fee and payment term:

(1)   Both Parties agreed that the market value of the project should be 120 million RMB.

Party A hold 60% that is 72 million which covers all expenses before the production. Party B ’s technology hold 40%.

(2)   Party A’s payment term:

a.    Party A pays 15 million RMB as the deposit within 20 working days after sign the agreement. Party B cannot make arrangement with any other third party. After receiving the payment, both party report project together to start the Pharmacodynamics, pharmacology, toxicology research and finish the documents research before the clinic.

b.    Party A pay 20 million RMB before Jan.15, 2012 as 1st and 2nd clinic research expense.

c.    Party A pay 20 million RMB before Jan.15, 2013 as 3rd and 4th clinic research expense.

d.    Party A pay 17 million RMB before Jan.15, 2014 as product application expense.

e.    The yearly national research funding will be deducted from next year payment.

5.   Party B promise to undertake:

(1)   make the DBZ product as national 1st type chemical new medicine and make sure the product R&D success.

(2)   Will not transfer to any third party. Party A has priority when it has overseas cooperation opportunity. Party A can sign cooperation agreement on behalf of Party B.

(3)   If Party B willing to transfer the technique equity, Party A has priority to take over.

(4)   Agree DBZ product patent use as Party A enterprise publicity to expand the sales.

6.   Liability for Breach Contract

(1)   Party A:

a.    The payment cannot make in the middle of the research. Party B has the right to transfer his equity to third party after 30 days of written notice.

b.    The payment cannot make within 50 days of signing the agreement. Party B  has the right to terminate the agreement.

(2)   Party B:

a.    Breach of this agreement term 5.1, Party A can deduct 10 million RMB from the research expenses for each lower level. If the product classified as 7th as or lower than 7th type, Party B should return Party A 3 million RMB. The rest 12 million RMB will be the research expenses of Party B, Party A also hold 60% of DBZ equity.

b.    If the DBZ product R&D fail, Party B should return Party A 60% of investment and pay Party A 10 million RMB for penalty.

c.    Once product R&D succeed, Party B breach this agreement term 5.2, Party B should return all party A investment and pay Party A 15million RMB for penalty. Party A still hold DBZ 60% equity.

7.   Miscellaneous

(1)   Both parties cannot revise the agreement under any circumstance.

(2)   Matters not covered in this agreement, the two sides should resolve through consultation.

(3)   After 60 days of Party B receive 15 million RMB from Party A, the two sides should sign formal contract.

(4)   This agreement has 4 duplicates. The agreement entry into force after signed and sealed by both parties.

Party A: Shaanxi Aoxing Pharmaceutical Co. Ltd.

Representative:

Date: Dec.15, 2012

Party B: Life Science Academy of Northwest University

Representative:

Date: Dec.16, 2012